Exhibit 10.2

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 20, 2023, by and among TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party to the Loan Agreement (as defined below) as a borrower from time to time (individually and collectively, jointly and severally, “Borrower”), the lenders from time to time party to the Loan Agreement (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

Borrower, Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of September 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 22, 2022, and that certain Second Amendment to Loan and Security Agreement dated as of April 5, 2023, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree that the Loan Agreement shall be modified as set forth below, with effect from April 15, 2023:

1.
The following defined terms in Exhibit A to the Loan Agreement hereby are added or amended and restated, as appropriate, as follows:

“Maturity Date” means April 28, 2023; provided however, if the Term A Loans are re-borrowed in accordance with Section 2.2(a)(i), on the Funding Date of such re-borrowed Term A Loans the Maturity Date shall automatically be extended to September 1, 2026.

“New Term A Draw Period” is the period commencing on the date of the occurrence of the New Equity Milestone and ending on the earlier of (i) April 28, 2023 and (ii) the occurrence and continuance of an Event of Default; provided, however, that the New Term A Draw Period shall not commence if on the date of the occurrence of the New Equity Milestone an Event of Default has occurred and is continuing.

2.
No course of dealing on the part of Agent or the Lenders or their officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent or any Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.
3.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Agreement, as in effect prior to the date hereof.
4.
To induce Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties to Agent and Lenders:
a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than Section 5.6 of the Loan Agreement) are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any material Requirement of Law binding on or affecting Borrower, (ii) any material agreement binding on Borrower, (iii) any applicable order, judgment or decree of any Governmental Authority binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.
As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and
(c)
such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.
6.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date above written.

BORROWER: TRACON PHARMACEUTICALS, INC.

By: /s/ Scott Brown
Name: Scott Brown
Title: Chief Financial Officer

AGENT AND LENDER RUNWAY GROWTH FINANCE CORP.

By: /s/ Thomas Raterman
Name: Thomas Raterman
Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Loan Agreement]